SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2012

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

PACCAR Inc (the registrant) is filing this amendment to its Current Report on Form 8-K filed on May 25, 2012, which reported the naming of Luiz Kaufmann to the Board of Directors, effective July 1, 2012. The information requested in Item 5.02(d) (3) was not available at that time. On July 10, 2012 the Board of Directors of the registrant appointed Mr. Kaufmann to the Audit Committee and determined that he meets the criteria under NASDAQ Rule 5605(c)(2)(A).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On July 10, 2012, the Board of Directors of PACCAR Inc approved the Second Amended and Restated Bylaws of the Company effective January 1, 2013. The principal amendments are the following:

•

Article III, Section 7 was added to provide that, except as otherwise stated in Article III, each nominee for director in an uncontested director election shall be elected by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. A plurality vote standard will continue to apply to contested director elections. If an incumbent director nominee fails to receive a majority of the votes cast in an uncontested director election, the director will promptly tender a resignation subject to acceptance by the Board of Directors. The Board shall review the tendered resignation, after receiving a recommendation from the Nominating and Governance Committee, and publicly disclose its decision within 90 days following certification of the election results.

•	Prior Article III Sections 7 and 8 were renumbered as Article III Sections 8 and 9.

The foregoing summary is qualified by reference to the full text of the Second Amended and Restated Bylaws attached hereto as Exhibit 3(ii).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following are furnished as Exhibits to this Report.

Exhibit Number	Description

3(ii)	Second Amended and Restated Bylaws of PACCAR Inc

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: July 13, 2012	By:	/s/ D. C. Anderson
D. C. Anderson
Vice President and General Counsel